LianDi Clean Technology Inc. Announces Landmark Strategic Alliance with Leading Japanese Oil Sludge Company

•	System Kikou is One of World’s Leaders in Oil Sludge Treatment Technology

•	After Recent Industrial Accidents in China, Chinese Government Now Mandates Automation of Oil Sludge Cleaning

BEIJING – September 14, 2010 – LianDi Clean Technology Inc. (OTC BB: LNDT), (“LianDi” or the “Company”), a provider of clean technology, downstream flow equipment, engineering services and software to China’s leading petroleum and petrochemical companies, today announced it has entered into a strategic alliance with System Kikou Co., Ltd, located in Tokyo, Japan, one of the world’s leading automated oil sludge treatment companies.

In June of this year, an industrial accident occurred at a major oil facility in China, killing 6 Chinese workers. This accident occured during the manual cleaning of oil sludge. Since then, the China government has mandated that all China’s oil refiners switch to automated cleaning technology to protect the safety of workers. System Kikou is one of the world’s leaders in this automated cleaning technology.

“This strategic alliance with System Kikou could not have come at a better time in terms of market opportunity,” said Mr. Jianzhong Zuo, Chairman, Chief Executive Officer and President of the Company. “China’s oil companies know they have no choice but to use automated sludge treatment technology, and we are now exclusive Chinese partners with one of the world’s leaders in this technology. This alliance complements very well our existing business and our ongoing relationships with other partners such as Poyam and DeltaValve.”

Not only does the technology protect workers and help the environment, it also results in a greater cleaning and recovery “yield.” For example, a 100,000 kiloliter crude oil tank may leave 3000 cubic meters of sludge oil at the bottom of the storage tank. This Japanese technology is able to recover 2900 cubic meters of this sludge (more than 95%), which is a substantial improvement over recovery using manual labor.

Oil sludge is caused by oil solidifying or gelling in a storage tank. Sludge is often caused by an excess of water in the oil, and can cause major problems in oil storage tanks if not cleaned regularly. System Kikou’s technology automates the sludge cleaning process. Currently, most Chinese oil refiners still use a manual cleaning process which greatly endangers the safety of workers.

About LianDi Clean Technology Inc.

LianDi was established in July 2004 to serve the largest Chinese petroleum and petrochemical companies. Through its four operating subsidiaries, Hua Shen Trading (International) Ltd., Petrochemical Engineering Ltd., Bright Flow Control Ltd. and Beijing JianXin Petrochemical Engineering Ltd., the Company distributes a wide range of customized valves and equipment and provides associated value-added technical and integration service. The Company also develops and markets proprietary optimization software for the polymerization process. In addition, LianDi is focused on the large, rapidly growing, clean technology market for oil refineries, projected to reach over $1 billion in the next 10 years. This market is expected to benefit from favorable Chinese government policies, including tax benefits and other incentives.

Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain "forward-looking statements" relating to the business of LianDi and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the impact of the proceeds from the private placement on the Company's short term business and operations; the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov )

For more information, please contact:

Investor Relations:

     HC International, Inc.
     Ted Haberfield, Executive VP
     Tel:   +1-760-755-2716
     Email: thaberfield@hcinternational.net